SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

Check the appropriate box:

[]             Preliminary Information Statement

[]             Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]          Definitive Information Statement

                                Franklin Alternative Strategies Funds

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X]               No fee required.

[]                  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

__________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

__________________________________________________________________________

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

__________________________________________________________________________

5)   Total fee paid:

__________________________________________________________________________

[ ]                 Fee paid previously with preliminary materials.

[ ]                 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

     __________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:

     __________________________________________________________________________

3)   Filing Party:

     __________________________________________________________________________

4)   Date Filed:

     __________________________________________________________________________

Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://www.franklintempleton.com/K2PortlandHillInfo.

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this notice and the Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board.  On February 23, 2016, the Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and Portland Hill Capital LLP (“Portland Hill”), pursuant to which Portland Hill began managing an allocated portion of the Fund’s assets on April 12, 2016.

A more detailed description of Portland Hill and its investment operations, information about the new sub-advisory agreement with Portland Hill, and the reasons the Board appointed Portland Hill as a sub-advisor, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about April 20, 2016, to shareholders of record of the Fund as of April 5, 2016.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301.  The Information Statement will be available online until at least August 20, 2016.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  On February 23, 2016 (the “February Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”) and Portland Hill Capital LLP (“Portland Hill”) at an in-person meeting, pursuant to which Portland Hill began managing an allocated portion of the Fund’s assets on April 12, 2016.   The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  K2 Advisors has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.  The Fund is structured as a multi-manager fund.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about April 20, 2016 to all shareholders of record of the Fund as of April 5, 2016 (the “Record Date”).  The Information Statement will be available online at https:// www.franklintempleton.com/K2PortlandHillInfo until at least August 20, 2016.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPOINTMENT OF PORTLAND HILL AS SUB-ADVISOR TO THE FUND

Why am I receiving this Information Statement?

This Information Statement is being furnished by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved a new sub-advisory agreement between K2 Advisors and Portland Hill (the “New Sub-Advisory Agreement”).  This Information Statement provides details regarding Portland Hill, the New Sub-Advisory Agreement and the reasons the Board appointed Portland Hill as a new sub-advisor.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly-owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

Why was Portland Hill appointed as a New Sub-Advisor?

K2 Advisors recommended that the Board approve the appointment of Portland Hill as a sub-advisor to the Fund to manage a portion of the Fund’s assets using a European-focused, long short equity strategy.

Has the addition of Portland Hill increased the Fund’s fees and expenses?

No.  The addition of Portland Hill as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of Portland Hill as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about PORTLAND HILL

            Portland Hill is an SEC-registered investment adviser located at 21 Knightsbridge, London, SW1X 7LY United Kingdom.  Portland Hill was founded in 2012 by Thierry Lucas.  Portland Hill Capital Services Limited is the majority partner of Portland Hill, and Portland Hill Capital Management Limited is the principal owner of Portland Hill Capital Services Limited.  Thierry Lucas (Chief Investment Officer and Founder of Portland Hill) indirectly controls Portland Hill.  As of January 31, 2016, Portland Hill had approximately $442 million of assets under management.

            The names and principal occupations of the principal executive officers of Portland Hill, as of the Record Date, are set forth below. The business address of each person is 21 Knightsbridge, London, SW1X 7LY United Kingdom.

Name	Title
Thierry Lucas	Chief Investment Officer
Francisco X. de Almada	Chief Compliance Officer

Portland Hill is also a sub-advisor to a portion of each of the Neuberger Berman Absolute Return Multi-Manager Portfolio, the Neuberger Berman Absolute Return Multi-Manager Fund and the Neuberger Berman Long Short Multi-Manager Fund, each of which has an investment objective and principal investment strategy similar to the portion of the Fund’s assets managed by Portland Hill, and for which Portland Hill receives fees based on an annual percentage of the average daily net assets of the fund allocated to Portland Hill.

material terms of the New sub-advisory agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement.  The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, Portland Hill provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and Portland Hill, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to Portland Hill by K2 Advisors from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the Sub-Advised Portion.

            Management Fees.  K2 Advisors compensates Portland Hill for providing investment advice and analysis and for managing the Sub-Advised Portion.  K2 Advisors pays Portland Hill for its services from the investment management fees it receives from the Fund.

Payment of Expenses.  During the term of the New Sub-Advisory Agreement, Portland Hill will pay all expenses incurred by it in connection with the activities to be provided by Portland Hill under the agreement other than the costs of acquiring and disposing financial instruments (including brokerage commissions, if any) for the Sub-Advised Portion. Portland Hill and the Fund will be responsible for all of their respective expenses.

Brokerage.  In performing the services described above, Portland Hill shall seek to obtain best execution.  Subject to appropriate policies and procedures, Portland Hill may, to the extent authorized by law and in accordance with the terms of the Fund’s prospectus and statement of additional information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if Portland Hill determines in good faith that the amount of the commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker.

Continuance.  The New Sub-Advisory Agreement will remain in effect for two years after its effective date of March 2, 2016, unless earlier terminated.  As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval.

            Termination.  The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to K2 Advisors and Portland Hill, (ii) by K2 Advisors or Portland Hill upon at least sixty (60) days’ written notice to the other party, or (iii) by K2 Advisors or the Fund upon a material breach by Portland Hill of any of Portland Hill’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected within five (5) Business Days after notice thereof by K2 Advisors or the Fund.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund.

Standard of Care.  Under the New Sub-Advisory Agreement, Portland Hill and its affiliates, and its or their partners, directors, officers or employees shall not be held liable to K2 Advisors, the Fund, or to any shareholder of the Fund in the absence of Portland Hill’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement, or any untrue statement of a material fact (or an omission of such statement) contained in certain materials pertaining to the Sub-Advised Portion or Portland Hill to the extent that such statement was made in reliance on information furnished to the Fund and K2 Advisors by Portland Hill or any director, officer, agent or employee of Portland Hill for use therein.  Portland Hill is required to indemnify and hold harmless the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees for any losses, damages, costs and expenses incurred by them with respect to Portland Hill’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement, or any untrue statement of a material fact (or an omission of such statement) contained in certain materials pertaining to the Sub-Advised Portion or Portland Hill to the extent that such statement was made in reliance on information furnished to the Fund and K2 Advisors by Portland Hill or any director, officer, agent or employee of Portland Hill for use therein.  The New Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors is required to indemnify Portland Hill.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

At the February Meeting, K2 Advisors recommended that the Board approve the New Sub-Advisory Agreement, and the Board, including a majority of the Independent Trustees, approved the New Sub-Advisory Agreement.  In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and renewal on May 18, 2015 of the investment management agreement between K2 Advisors and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and each of the Fund’s existing sub-advisors.

In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the New Sub-Advisory Agreement including: (1) a copy of the proposed form of New Sub-Advisory Agreement; (2) information describing the nature, quality and extent of services that Portland Hill would provide to the Fund, and the proposed sub-advisory fees payable to Portland Hill; (3) a report from K2 Advisors on the diligence conducted on Portland Hill and the reasons for recommending Portland Hill as a sub-advisor for the Fund, including, but not limited to, Portland Hill’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Fund’s Chief Compliance Officer regarding Portland Hill’s compliance program and capabilities, including Portland Hill’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Chief Compliance Officer with respect thereto.  The Board noted that the terms of the New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by Portland Hill to the Fund under the New Sub-Advisory Agreement; (2) Portland Hill’s experience as a manager of other funds and accounts; (3) Portland Hill’s strength and reputation within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of Portland Hill, including the management team’s expertise in the management of other alternative strategy funds; (6) profitability matters; (7) reports from K2 Advisors on the diligence conducted on Portland Hill and the reasons for recommending Portland Hill as a sub-advisor for the Fund, including, but not limited to, Portland Hill’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) a report from the Trust’s Chief Compliance Officer regarding Portland Hill’s compliance program and capabilities, including Portland Hill’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto.  Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as Portland Hill’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goals.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by Portland Hill. In this regard, they reviewed the Fund’s investment goal and Portland Hill’s proposed investment strategy and sub-strategy, and Portland Hill’s ability to implement such investment strategy and/or sub-strategy, including, but not limited to, Portland Hill’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by Portland Hill, the Board noted the responsibilities that Portland Hill would have with respect to the Sub-Advised Portion of the Fund, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the successful performance of Portland Hill in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion of the Fund.

The Trustees reviewed the portfolio management team at Portland Hill that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by Portland Hill, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding Portland Hill’s compliance programs as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing Portland Hill as a sub-advisor to the Fund, including the due diligence undertaken with respect to Portland Hill’s compliance capabilities, and efforts to integrate Portland Hill’s operations, policies, procedures and compliance functions with those of K2 Advisors.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by Portland Hill to the Fund and its shareholders and were confident in the abilities of Portland Hill to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as Portland Hill has not provided any services to the Fund, there was no investment performance of Portland Hill with respect to the Fund.  The Board considered the investment performance of Portland Hill in managing other investment products (including other mutual funds) with similar investment strategies to the investment strategies of the Sub-Advised Portion. The Board also considered the proposed performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of Portland Hill in managing the Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by Portland Hill.  The Board also noted that it could not evaluate Portland Hill’s profitability with respect to the Fund since no assets had yet been allocated to Portland Hill.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to Portland Hill and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to Portland Hill were the product of arms-length negotiations between K2 Advisors and Portland Hill and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and Portland Hill in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and Portland Hill. The Trustees considered various other products, portfolios and entities that are advised by Portland Hill and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts.  The Board considered the extent to which Portland Hill may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring Portland Hill as a sub-advisor to the Fund, the Board considered the following: (1) the limited operating history of the Fund, (2) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements, (3) the sub-advisory fees to be paid to Portland Hill are the same as the fees charged by all of the Fund’s existing sub-advisors, other than one sub-advisor that charges a fee lower than the sub-advisory fees to be charged by Portland Hill, and (4) K2 Advisors’ belief that the hiring of Portland Hill as a sub-advisor will not have any demonstrable impact on K2 Advisors’ profitability.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure was fair and reasonable.

ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by Portland Hill as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. Because the Fund had only recently commenced operations, and among other considerations, the Board concluded that economies of scale were difficult to consider at this time.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub-Advisory Agreement, including the fees payable thereunder, with Portland Hill for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Unaffiliated Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an investment management agreement dated September 25, 2013, between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”).  The Management Agreement was most recently approved and renewed by the Board, including the Independent Trustees, on May 18, 2015.  K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of March 31, 2016, over $742 billion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a majority owned subsidiary of Franklin Resources, Inc. (“FRI”).  FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 17.94% and 17.81%, respectively, of its outstanding shares as of December 1, 2015.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

 The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to discharge and delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays K2 Advisors a fee equal to an annual rate of 2.05% of the value of its net assets for managing the Fund’s assets, including investment advisory services and Fund administration services. The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.  K2 Advisors has contractually agreed to waive the investment management fee it receives from the Fund in an amount equal to the investment management fee it was paid by a Cayman Islands-based company that is wholly owned by the Fund (the “Subsidiary”).  This waiver may not be terminated and will remain in effect for as long as K2 Advisors’ contract with the Subsidiary is in place. In addition, K2 Advisors has agreed to waive or limit its fees and to assume as its own certain expenses otherwise payable by the Fund so that expenses (excluding Rule 12b-1 fees; acquired fund fees; expenses related to securities sold short; and certain non-routine expenses or costs (including those relating to litigation, indemnification, reorganizations and liquidations)) for each class of the Fund do not exceed (and could be less than) 1.95% until September 30, 2016.  Under this fee and expense waiver, fees and expenses of the Fund (including management and custody fees) will be waived equally among all classes and, to the extent necessary, transfer agency fees will be waived equally among all classes, except with respect to Class R6, for which the transfer agent has contractually agreed to waive or limit its transfer agency fees so that transfer agency fees for that Class do not exceed 0.01% until September 30, 2016.  The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver for the fiscal year ended May 31, 2015, were 2.05% and 1.48%, respectively.  For the fiscal year ended May 31, 2015, the aggregate amount of the investment management fees paid by the Fund to K2 Advisors was $7,876,943 (after fee waivers).  Investment management fees before waivers totaled $10,931,270.

The Fund’s current sub-advisors and their associated strategies are listed below:

Name of Sub-Advisor	Strategy
Chilton Investment Company, LLC	Long Short Equity
Impala Asset Management, LLC	Long Short Equity
Jennison Associates, LLC	Long Short Equity
Wellington Management Company, LLP	Long Short Equity
Basso Capital Management, L.P.	Relative Value
Chatham Asset Management, LLC	Relative Value
Lazard Asset Management, LLC	Relative Value
Loomis Sayles & Company, L.P.	Relative Value
P. Schoenfeld Asset Management L.P.	Event Driven
York Registered Holdings, L.P.	Event Driven
EMSO Asset Management Limited	Global Macro
Graham Capital Management, L.P.	Global Macro

In order to gain exposure to commodities, the Fund has established the Subsidiary to invest in commodity-linked derivatives, including swaps, certain commodity-linked notes, options, futures and options on futures.  The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets.  The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary.  The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time.  K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly-owned subsidiary of FRI and an affiliate of K2 Advisors.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services and facilities for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of April 5, 2016, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund’s management, as of April 5, 2016, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Fund’s management, as of April 5, 2016, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE

Franklin K2 Alternative Strategies Fund

AS OF APRIL 5, 2016

Franklin K2 Alternative Strategies Fund	Outstanding Shares
Class A Shares	18,130,800.242
Class C Shares	7,109,907.860
Class R Shares	30,922.976
Class R6 Shares	25,289,044.018
Advisor Class Shares	68,349,896.797
Total	118,910,571.893

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Alternative Strategies Fund as of April 5, 2016

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	American Enterprise Investment SVC FBO 41999970 707 2nd Avenue South Minneapolis, MN 55402-2405	1,797,705.786	9.92
Class R Shares	FTIOS Custodian for the Rollover IRA of Edward F. Sarno 19799 Frenchmans Court North Fort Myers, FL 33903-9065	17,080.411	55.24
Class R Shares	FTIOS Custodian for the Rollover IRA of Sherry J. Craft 17547 Willow Trail Drive Baton Rouge, LA 70817-9601	2,628.618	8.50
Class R Shares	FTIOS Custodian for the IRA of Ruth R. Meyers 3829 Sunny Wood Drive De Forest, WI 53532-2878 A-1	2,322.164	7.51
Class R6 Shares	Franklin Moderate Allocation Fund Franklin Fund Allocator 1 Franklin Parkway San Mateo, CA 94403-1906	9,471,811.484	37.45
Class R6 Shares	Franklin Conservative Allocation Fund Franklin Fund Allocator 1 Franklin Parkway San Mateo, CA 94403-1906	6,250,790.332	24.72
Class R6 Shares	Franklin Growth Allocation Fund Franklin Fund Allocator 1 Franklin Parkway San Mateo, CA 94403-1906	5,328,337.222	21.07

                                                                                                                                                   A-2